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                                                                  Exhibit (d)(8)

                      CONSENT TO ASSIGNMENT AND ASSUMPTION

1. First Hawaiian Bank ("Assignor") hereby notifies Bishop Street Funds ("Trust") that it intends to assign all of its rights and delegate all of its obligations under the Investment Advisory Agreement between the Trust and the Assignor, dated March 31, 1999 (the "Advisory Agreement"), to Bishop Street Capital Management ("Assignee"), no later than February 22, 2000, in connection with the transition of Assignor"s fund advisory business to Assignee;

2. Trust releases Assignor from its rights and obligations under the Advisory Agreement on or after the date the Assignment and Assumption Agreement is executed and any liability or responsibility for (i) breach of the Advisory Agreement by Assignee, or (ii) demands and claims made against the Trust or damages, losses or expenses incurred by the Trust on or after the date of the Assignment and Assumption Agreement, unless such demands, claims, losses, damages or expenses arose out of or resulted from an act or omission of Assignor prior to the date of the Assignment and Assumption Agreement.

3. This consent is not a waiver or estoppel with respect to any rights the Trust may have by reason of the past performance or failure to perform by Assignor.

4. This consent is conditioned upon the execution of an Assignment and Assumption Agreement between Assignor and Assignee that requires Assignee (i) to assume all rights and obligations of Assignor under the Advisory Agreement, and (ii) to be liable to the Trust for any default or breach of the Advisory Agreement to the extent the default or breach occurs on or after the date of execution of the Assignment and Assumption Agreement.

5. Except as provided herein, neither this consent nor the Assignment and Assumption Agreement shall alter or modify the terms or conditions of the Advisory Agreement.

         The Bishop Street Funds

         By:        /s/ Lynda J. Striegel
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         Title:     Vice President & Assistant Secretary
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         Date:      February 22, 2000
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         First Hawaiian Bank

         By:        /s/ Robert A. Alm
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         Title:    Executive Vice President
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         Date:     February 22, 2000
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